Exhibit 99.1

News Release

Press contact:

Nicole Alexander

+1.316.676.3212

nicole_alexander@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Hawker Beechcraft Announces New Chairman and CEO W.W. (Bill) Boisture Jr.

Former Gulfstream and NetJets president brings wealth of industry experience to company

WICHITA, Kan. (March 23, 2009) – Hawker Beechcraft Corporation (HBC) today announced its new Chairman and Chief Executive Officer W.W. (Bill) Boisture Jr. The former president of industry-leading companies NetJets and Gulfstream Aerospace Corporation brings more than 30 years of aviation experience to HBC.

“Bill is the right person at exactly the right time,” said Sanjeev Mehra, Managing Director of Goldman Sachs and Chairman of the Board of Directors of Hawker Beechcraft Inc. “His proven ability to drive customer satisfaction and value has never been more important than in this challenging economic environment. I am delighted to welcome Bill to HBC.”

Boisture is the former President of NetJets, Gulfstream Aerospace Corporation and British Aerospace Corporate Jets (a forerunner to Hawker), and the former Chairman and CEO of Butler Aviation. Most recently, he was the President of Intrepid Aviation, a privately held commercial aircraft lessor, and a senior advisor for aerospace at The Carlyle Group.

“As a former leader of NetJets, Gulfstream Aerospace Corporation and British Aerospace Corporate Jets, Bill has the unique experience of having been an HBC customer, competitor and leader,” said Nigel Wright, managing director of ONEX Corporation and a member of the Board of Directors of Hawker Beechcraft Inc. “In addition, as a graduate of the Air Force Academy and a decorated Air Force veteran, he brings expertise and insight to the government business aspect of our company.”

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“This is an outstanding opportunity,” said Boisture. “Hawker Beechcraft has the broadest product line-up in the industry, is a leader in advanced technology with its composite aircraft and is well-positioned to succeed coming out of this downturn. Further, I have already seen incredible support from our owners, Goldman Sachs and Onex, and am confident this will be a wonderful partnership.”

Boisture was a fighter pilot in the U.S. Air Force (USAF) and graduated from the USAF Fighter Weapons School and the U.S. Navy Fighter Weapons School (“Topgun” school). He was honorably discharged as a major after 11 years of service. Boisture also has a commercial instrument rating and continues to be an active pilot logging more than 500 hours in the past two years.

Boisture earned his bachelor’s in engineering management from the U.S. Air Force Academy and his master’s in business administration from the University of New Haven. He was on the board of directors for the Association of Graduates of the Air Force Academy for eight years and continues as a trustee of the Falcon Foundation and a member of World Presidents’ Organization.

Boisture succeeds Jim Schuster, who announced his retirement in November.

“We thank Jim for his service and contributions to HBC during his nearly eight years as CEO,” said Mehra. “During his tenure, the company achieved a record order backlog, certified more new models than any other general aviation company and delivered the first Hawker 4000 – HBC’s flagship aircraft and the world’s first composite super-midsize business jet. We wish Jim all the best in his retirement.”

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with the largest number of factory-owned service centers and has a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.